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                                                                    Exhibit j(1)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

        We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 18, 2002, relating to the financial statements and financial highlights which appear in the October 31, 2002 Annual Report to Shareholders of Credit Suisse New York Municipal Fund which is also incorporated by reference into the Registration Statement. We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants and Counsel" in the Statement of Additional Information.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Two Commerce Square
Philadelphia, Pennsylvania
February 18, 2003